Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Form S-1 Registration Statement of The Greater Cannabis Company, Inc. (the “Company”), Registration Number 333- of our report dated March 26, 2020 relating to the consolidated financial statements of the Company for the years ended December 31, 2020 and 2019 included in this Registration Statement.

We also consent to the reference to the Firm under the heading “Experts” in such Registration Statement

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.
Freeport, New York
June 14, 2021